UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 12, 2000
                              (September 27, 2000)


                                  IEXALT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                                            75-1667097
          NEVADA                   00-09322                (IRS EMPLOYER
 (STATE OF INCORPORATION)  (COMMISSION FILE NUMBER)     IDENTIFICATION NO.)



                                  4301 WINDFERN
                              HOUSTON, TEXAS 77041
   (ADDRESS OF REGISTRANT"S PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                 (281) 600-4000
              (REGISTRANT"S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On September 27, 2000, iExalt, Inc., a Nevada corporation (the "Company"), entered into an agreement with iExalt Financial Services, Inc., a Texas corporation (the "Buyer"), to sell to the Buyer all of the issued and outstanding stock of First Choice Marketing, Inc., d/b/a iExaltFamily.com, ("First Choice") a wholly-owned subsidiary of the Company. The Buyer is owned by Tom Dahl, a former member of the Board of Directors of the Company and President of First Choice, who had resigned from the Company's Board of Directors on September 22, 2000. The Company has no ownership in the Buyer, and the Buyer has agreed to change its operating name within 180 days. First Choice is engaged in marketing discounted products, services and benefit plans to its members. The primary assets on the books of the Company related to First Choice are goodwill and other intangible assets. Under the principal terms of the disposition, the Company agrees to pay up to $18,000 of outstanding payables of First Choice, to pay the payroll costs of First Choice through September 27th, to make additional contingent payments of up to $75,000 by December 1, 2000, and to issue 25,000 shares of the Company's restricted, unregistered common stock to an employee of First Choice for services previously rendered. First Choice has generated little revenue and a negative cash flow since its acquisition in December 1999 and was projected to continue to require a net investment by the Company before the possibility of generating positive cash flow late in fiscal year 2001. The disposition was made as a part of a plan to improve current cash flow and re-focus the Company on its core activities. The consideration involved in the transaction was based on arms-length negotiation among the parties.

      Two other dispositions in unrelated businesses have been made by the Company as a part of its plan to improve cash flow and re-focus its activities. Neither disposition constitutes ten percent of the Company's total assets. On September 27, 2000, the Company entered into an agreement to sell the principal assets of nXp Technologies, Inc. ("nXp") and the related filtering technology assets owned by the Company. nXp is a wholly-owned subsidiary of the Company, engaged in developing filtering software, firewall applications and server-based software to allow organizations to manage their Internet access. The Company retains the right to use the technology and to market it as a Christian brand to the Christian community. On September 21, 2000, the Company agreed to terminate its Funding Agreement, Management Agreement and preliminary Letter of Intent relating to the acquisition of an e-commerce company. Both activities had been projected to require a continuing investment by the Company before there was a possibility of generating positive cash flow.

       A copy of the press release issued by the Company relating to the divestitures is attached as an exhibit to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (b)     PRO FORMA FINANCIAL INFORMATION.

         As of the date of this Form 8-K, it is impracticable for the Company to file the required pro forma financial information relating to the disposition. The Company intends to file such information with the Securities and Exchange Commission as soon as such pro forma financial information can reasonably be prepared, but no later than seventy-five days after the consummation of the disposition.

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
         (c)      EXHIBITS.

         The following exhibits are filed herewith:


                  EXHIBIT NO.                         DESCRIPTION
                  -----------                         -----------

                       2.1 Stock Purchase Agreement dated September 27, 2000, between iExalt, Inc. and iExalt Financial Services, Inc. (exhibits omitted).

                      99.1 Press release issued by the Company relating to the disposition of First Choice and nXp, and the termination of the acquisition Letter of Intent.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


DATE:   October 12, 2000.                 iExalt, Inc.



                                          By: /s/ JAMES W. CARROLL
                                             ---------------------------------
                                                  James W. Carroll
                                                  VICE PRESIDENT AND
                                                  CHIEF ACCOUNTING OFFICER

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
                                INDEX TO EXHIBITS

         The following exhibits are filed herewith:


                  EXHIBIT NO.                         DESCRIPTION
                  -----------                         -----------

                       2.1 Stock Purchase Agreement dated September 27, 2000, between iExalt, Inc. and iExalt Financial Services, Inc. (exhibits omitted).

                      99.1 Press release issued by the Company relating to the disposition of First Choice and nXp, and the termination of the acquisition Letter of Intent.

                                        4